EXHIBIT 10.12

                                    RESTATED
                                EXPENSE AGREEMENT

      This Restated Expense Agreement dated as of December 23, 2003 (this "Restated Agreement"), hereby restates in its entirety and supersedes the Expense Agreement dated February 13, 2003 (the "Agreement") by and between AmeriFirst Fund I, LLC, a Florida limited liability company (the "Fund") and AmeriFirst, Inc., a Delaware corporation ("AmeriFirst").

      WHEREAS, the Fund was formed solely for the restricted, limited purpose of purchasing life insurance policies at a discount to face value to create a pool of life insurance policies; and

      WHEREAS, the Fund has filed a Registration Statement on Form S-1 (File No. 333-98651) which was declared effective by the Securities and Exchange Commission on May 14, 2003, as amended by Post-Effective Amendment No. 2 which was declared effective on October 17, 2003 (the "Prospectus") for the initial public offering of up to a maximum of 100,000 units of membership interest in the Fund at $1,000 per unit (the "Offering").

      WHEREAS, AmeriFirst owns all of the capital stock of: (i) AmeriFirst Financial Services, Inc., the Manager of the Fund, (ii) AmeriFirst Funding Group, Inc., the Provider of the Fund, and (iii) AmeriFirst Capital Corp., the Underwriter of the Fund (collectively, "Subsidiaries"); and

      WHEREAS, AmeriFirst desires to assist the Fund in its operations as provided in this Restated Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

1. Forgiveness of Debt. AmeriFirst hereby forgives $218,100 owed by the Fund to AmeriFirst at February 13, 2003 for expenses incurred by the Fund prior to entering into the Agreement in connection with the Offering.

2. Payment of Organizational and Offering Expenses.

      A. Notwithstanding the services provided by AmeriFirst through its wholly-owned Subsidiaries, for which each such Subsidiary shall be compensated accordingly as provided in the Prospectus, AmeriFirst hereby agrees, commencing at the inception date of the Fund through at least the termination of the Offering, to:

            (i) pay, at its own expense, all organizational, offering and operation expenses reasonably incurred by the Fund in the normal course of its operations, including, but not limited to, legal and accounting expenses, photocopying and printing costs, offering and selling expenses, and filing fees with the Securities and Exchange Commission ("SEC") and state securities commissions, relating to the Offering, the Prospectus, amendments and supplements to the Prospectus, annual and quarterly filings

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      of the Fund and any additional documents required to be filed with the
      SEC, state securities commissions and/or state insurance departments; and

            (ii) share with the Fund, at no expense to the Fund, its personnel, office facilities, office equipment and supplies, in order to enable the Fund to carry out its operations.

      B. AmeriFirst hereby acknowledges that there is no obligation whatsoever on the part of the Fund to pay all or any portion of the aforementioned costs, or to reimburse or otherwise compensate AmeriFirst for any or all of such costs, which it pays on behalf of the Fund or for which it has forgiven. Accordingly, the Fund will receive all proceeds from the Offering.

3. Books and Records. Each of the Fund and AmeriFirst hereby agree to keep accurate and complete books and records of its accounts in accordance with generally accepted accounting principles in the United States of America.

4. Release. AmeriFirst hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably waives, releases, and forever discharges the Fund, from and against any and all rights, claims, counterclaims, actions or causes of action that AmeriFirst had, has or may have against the Fund in connection with the repayment of expenses paid for by AmeriFirst on behalf of the Fund pursuant to Section 2 hereof.

5. Binding Agreement. This Restated Agreement shall be binding on, and shall inure to the benefit of, the parties to this Restated Agreement and their respective successors and assigns.

6. Entire Agreement; Amendments. This Restated Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, including, without limitation, the Agreement. This Restated Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

7. Severability. In the event that all or any part of any section of this Restated Agreement shall be held to be invalid, illegal or unenforceable in any respect, in whole or in part, the validity of the remainder of this Restated Agreement or the remainder of any such section shall in no way be affected, prejudiced or disturbed thereby and not be rendered invalid. If any provision of this Restated Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

8. Governing Law. This Restated Agreement will be governed by and construed under the laws of the State of Florida without regard to conflicts-of-laws principles that would require the application of any other law.

9. Headings. The section headings contained in this Restated Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Restated Agreement.


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10. Counterparts; Execution of Restated Agreement. This Restated Agreement may
be executed in one or more counterparts, each of which will be deemed to be an original copy of this Restated Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Restated Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Restated Agreement as to the parties and may be used in lieu of the original Restated Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

      IN WITNESS WHEREOF, this Amended Agreement has been executed as of the date first written above.

                                         AMERIFIRST FUND I, LLC

                                         By: AmeriFirst Financial Services, Inc.

                                         By: /s/ Brittany M. Ellis
                                             -----------------------------------
                                             Brittany M. Ellis, President


                                         AMERIFIRST, INC.

                                         By: /s/ John Tooke
                                             -----------------------------------
                                             John Tooke, Chief Executive Officer


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